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10.2    Debt Conversion and Funding Agreement dated September 30, 2004
        ERF Wireless, Inc. Eagle R.F. International, Inc., and Investor.

                      DEBT CONVERSION AND FUNDING AGREEMENT

         This Debt Conversion and Funding Agreement ("Agreement") dated September 30, 2004 is between ERF Wireless, Inc., a Nevada corporation, ("ERFW"), Eagle R. F. International, Inc., a Texas corporation ("Company"), and the persons listed on the signature page of this Agreement ("Investor").

         WHEREAS, the Company needs to restructure and raise additional capital;

         WHEREAS, the Company's stockholders have entered a Stock Purchase Agreement with ERFW; and

         WHEREAS, the Investor is aware of the terms and conditions of the Stock Purchase Agreement mentioned above and, subject to the terms and conditions of this Agreement, is willing (1) to consent to a restructuring of the Company, (2) to convert all of Investor's claims against the Company's for shares of ERFW's Series A Convertible Preferred Stock, and (3) to make an additional cash investment for shares of ERFW's Series A Convertible Preferred Stock;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Simultaneous with the closing of the Stock Purchase Agreement between ERFW and the Company's stockholders:

1. Investor shall convert all of Investor's claims against the Company for shares of ERFW's Series A Convertible Preferred Stock (the "Securities"). As of the date hereof, the Investor holds notes and other claims against the Company in the total amount of $487,142.33, including all principal, interest, fees, expenses, and costs of every nature.

2. ERFW's capital structure is comprised of Five Hundred Million shares (500,000,000) of capital stock, of which Four Hundred Seventy Five Million (475,000,000) shares of the par value of $.001 each are common stock and of which Twenty Five Million (25,000,000) shares of the par value of $.001 each are preferred stock. As of the date hereof, ERFW has not more that Four Hundred Thousand (400,000) shares of common stock issued and outstanding, Two Million Eight Hundred Eighty Thousand (2,880,000) shares of common stock reserved for issuance underlying warrants and stock options, and Eighteen Million Six Hundred Seventy Six Thousand Three Hundred Forty Seven (18,676,347) shares reserved for issuance upon conversion of the Purchaser's 1,000,000 shares of issued and outstanding Series A Convertible Preferred Stock. As of the date hereof, the

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Purchaser has designated Two Million Five Hundred Thousand (2,500,000 shares of its preferred stock as Series A Convertible Preferred Stock of which One Million (1,000,000) shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

3. ERFW shall issue the Investor one (1) share of its Series A Convertible Preferred Stock for every Fifty Cents ($.50) in claims converted and one (1) share of its Series A Convertible Preferred Stock for every Fifty Cents ($.50) invested during the next 90 days. For example, the Investor shall receive 1,500,000 shares of ERFW's Series A for an investment of $750,000.

4. The Investor understands and agrees that all securities will be issued with a restrictive legend to the effect that: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

5. Private Transaction

A. PRIVATE TRANSACTION. Investor and ERFW understand each that the sale and exchange of securities contemplated herein constitutes a private, arms-length transaction between a willing seller and a willing buyer without the use or reliance upon a broker, distribution or securities underwriter.

B. PURCHASE FOR INVESTMENT. Investor is not an underwriters of, or dealer in the securities to be exchanged hereunder. Further, Investor is acquiring the securities for investment purposes and not with a view to resell the securities.

C. INVESTMENT RISK. Because of Investor's financial position and other factors, the transaction contemplated by this Agreement may involve a high degree of financial risk, including the risk that Investor may lose its entire investment in the securities.

D. ACCESS TO INFORMATION. Investor and Investor's advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the exchange contemplated herein.

6. Representations and Warranties of Investor

Investor hereby covenants with, represents, and warrants that:

A. ABILITY. This Agreement has been duly executed and delivered by Investor and constitutes a binding, and enforceable obligation of Investor;

B. THIRD PARTY CONSENT. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Investor in connection with the execution, delivery, or performance of this Agreement;

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C. LITIGATION. Investor is not a defendant against whom a claim has been made or a judgment rendered in any litigation or proceedings before any local, state or federal government, including but not limited to the United States, or any department, board, body or agency thereof;

7. Miscellaneous

A. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B. SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C. ASSIGNMENT. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

D. APPLICABLE LAW. This Agreement has been negotiated and is being contracted for in the United States, State of Texas, it shall be governed by the laws of the United States, State of Texas, notwithstanding any conflict-of-law provision to the contrary.

E. ATTORNEY'S FEES. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

F. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or because of this Agreement, unless this Agreement specifically states such intent.

G. COUNTERPARTS. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

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H. FURTHER ASSURANCES. At any time, and from time to time after the debt for equity swap, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

I. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. A writing signed by all parties hereto may amend this Agreement.

J. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K. FACSIMILE. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                        "ERFW"
                                        ERF WIRELESS, INC., A NEVADA CORPORATION

                                        By: /s/ R. Greg Smith
                                            -----------------
                                        Name: R. Greg Smith
                                        Title: Chief Executive Officer

                                        The "Company"
                                        EAGLE R. F. INTERNATIONAL, INC., A TEXAS
                                        CORPORATION

                                        By: /s/ Brian Cubley
                                            ----------------
                                        Name: Brian Cubley
                                        Title: President

                                        [Continued on following page]

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                                        Persons referred to herein above as
                                        "Investor"

                                        PAULINE TRUST

                                        By: /s/ Sammy Fleschler
                                            -------------------
                                        Name: Sammy Fleschler
                                        Title: Trustee

                                        CARSON FAMILY TRUST

                                        By: /s/ Sammy Fleschler
                                            -------------------
                                        Name: Sammy Fleschler
                                        Title: Trustee

                                        HC1 TRUST

                                        By: /s/ Sammy Fleschler
                                            -------------------
                                        Name: Sammy Fleschler
                                        Title: Trustee

                                        LEOPARD FAMILY TRUST

                                        By: /s/ Sammy Fleschler
                                            -------------------
                                        Name: Sammy Fleschler
                                        Title: Trustee

                                        JAUQUINE TRUST

                                        By: /s/ Sammy Fleschler
                                            -------------------
                                        Name: Sammy Fleschler
                                        Title: Trustee

                                        BAILEY TRUST

                                        By: /s/ H. Dean Cubley
                                            ------------------
                                        Name: H. Dean Cubley
                                        Title: Trustee

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